Exhibit 10.5

VESSEL:	MAGIC P	DATE:	24/01/218

FIXTURE SLIP FOR T/C

1.	CHARTER PARTY	:	Date: 24/01/2018
2.	CHARTERERS	:	Mitsui O.S.K. Line
3.	DESCRIPTION	:
Normal Speed:

- Ballast: About 14,00 knots on about 30.0 mt ifo plus about 0,2 mtns lsmgo only during ballast exchange or holds washing when 2nd d/g engaged plus about 2,0 mtns ifo.
- Laden : about 13,50 knots on about 32.00 mtns ifo plus about 0,2 mt/day lsmgo.

ECU Speed:

- Ballast: About 12,00 knots on about 20.00 mt ifo plus about 0,2 mtns lsmgo or exchange or holds washing when 2nd d/g engaged plus about 2,0 mtns ifo.
- Laden : About 11.5 knots on about 22.00 mt ifo plus about 0,2 mtns lsmgo.

Port Consumption:

- Idle About 3 mtns Ifo plus about 0,2 mtns lsmgo
- Working about 4,5 mt/day Ifo and about 0,2 mtns / day lsmgo
- During ballasting / deballasting additional abt 1,5 mts hsifo

4.	DELIVERY	:	DLOSP CJK ATDNSHINC
5.	REDELIVERY	:
- DLOSP / Passing SP Skaw-Passero Rge incl Uk-Ireland Atl Morocco
- DLOSP / Passing SP Boston - Bahia Blanca range.
- DLOSP / Passing SP Pmo-Japan rge incl Indonesia/Philippines
Islands/Malaysia/PRC atdnshinc
In case dischport is a Japanese inland sea port theri redely to be upon dropping past outbound inland sea pilot (kii strait pilot station or bungo strait(sekisaki pilot station) or mutsure pilot station )

6.	DURATION	:	Tc Period of Min 3 months up to Abt 5 months (where abt means 15 days -in chopt)
7.	INT. CARGO	:	Various non harmless cargoes in accordance with the terms and conditions of governing C/P
8.	TRADE	:	Various WW trades always in accordance with the terms and conditions of governing C/P
9.	INT. PORTS	:	Int. 1st Load Port: Australia (Port TBC) Disch. Port: TBA
10.	LAYDAYS	:	27 January 2018 00.01 HRS / 04 February 2018 24.00HRS
11.	DAILY HIRE	:	US$ 13,000 Diot.
12.	BALLAST BONUS	:	-

13.	COMMISSIONS	:	- 5,00 % Total Commission - 1.25 % Queensland Navigation SA - Total 6,25%
14.	HIRE PAYMENT	:	1st 15 days hire plus value of bunkers on board on dely to be paid w/i 3 banking days after vsl delivery.
15.	BUNKERS ON DELIVERY	:	- Abt 1,180 - 1,200 mts HSIFO. - Abt 200 - 220 mts LSMGO.
16.	BUNKERS ON REDELIVERY	:	About same qties as on board on dely.
17.	BUNKER PRICES	:	- US$ 400 per ton Hsfo - US$ 555 per ton Hsmgo
18.	HOLDS INSPECTION	:
On arrival first load port, all holds to he washed down, dried up and clean swept and in every respect ready and suitable to load Charterers first intended cargo. Holds / hatches to be free of salt, previous cargo remnants / residue to the satisfaction of the relevant surveyors' / inspection authorities.
If vessel fails to pass such inspection vessel to be put off hire from the time of rejection until re- inspection passed and all substantiated relevant and fully documented actual expenses arising therefrom to be for Owners' account.

19.	HOLDS CLEANING	:	- US$ 4,500 in lieu of holds cleaning for grains/grain products - US$ 5,500 for Ore / Concentrates - US$ 6,500 for Coal. - US$ 600 / hold fr Intermediate HC.
20.	C.V.E.	:	US$ 1,500 per 30 days pro rata
21.	ON/OFF HIRE SURVEY	:
Owners and Charterers to hold a bunker and vessel's condition survey on delivery or at delivery port or at first loading port as well as similar off-hire survey at last discharging port for joint account on redelivery.  Owners' option to appoint the Master to attend surveys on Owners' behalf in which case Owners not to contribute to survey cost.

22.	NOTICES	:	- For Delivery : Daily - For Redelivery : 10/7/5/4/3/2/1 days Notice.
DISTRIBUTION TO		:	ALL DEPARTMENTS

Prepared by:	Joseph S. Vakondios /s/ J. Vakondios
Approved by:	Capt Nikos Glynos /s/ Capt Nikos Glynos

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